EXHIBIT 23(b)

                CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996 which appears on page 33 of Greif Bros. Corporation's Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 51 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Columbus, Ohio
May 12, 1997